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                                                                    Exhibit 23.6

kpmg

       Somekh Chaikin

       Mail address          Office address            Telephone  972 3 684 8000
       PO Box 609            KPMG Millennium Tower     Fax  972 3 684 8444
       Tel-Aviv 61006        17 Ha'arba'a Street
       Israel                Tel Aviv 64739
                             Israel

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in the registration statement of Elron Electronic Industries Ltd. on Form S-8 to be filed in December 2003, pertaining to the Option Plans of Elron Electronic Industries Ltd. (The employee share option plan for employees of Elbit Ltd., the employee share option plan series 9-17 for employees of Elron Electronic Industries Ltd. and the option plan for employees, directors and officers -2003), of our report dated February 12, 2003, on our audit of the consolidated financial statements of Given Imaging Ltd. as of December 31, 2002 and 2001, and for each of the years in the three year period ended December 31, 2002, which is included in the Elron Electronic Industries Ltd. Annual Report on Form 20-F for the year ended December 31, 2002.

/s/ Somekh Chaikin

Somekh Chaikin
Certified Public Accountants (Isr.)
A member of KPMG International

Tel Aviv, Israel
December 15, 2003